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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Kuhlman Corporation on Form S-4 of the report of Deloitte & Touche dated October 1, 1993 (relating to the consolidated financial statements of Coleman Holding Company and subsidiaries, incorporated herein by reference), and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Chicago, Illinois
March 15, 1995